UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

WESTERN REFINING LOGISTICS, LP

(Exact Name of Registrant as specified in its charter)

Delaware	001-36114	46-3205923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
212 N. Clark St. El Paso, Texas 79905
(Address of principal executive offices)

(915) 775-3300
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on August 13, 2017, Andeavor Logistics LP, a Delaware limited partnership (“ANDX”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tesoro Logistics GP, LLC, a Delaware limited liability company and the general partner of ANDX (“TLLP GP”), Western Refining Logistics, LP, a Delaware limited partnership (“WNRL”), Western Refining Logistics GP, LLC, a Delaware limited liability company and the general partner of WNRL (“WNRL GP”), WNRL Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of ANDX (“LP Merger Sub”), and WNRL GP Merger Sub LLC, a Delaware limited liability company and wholly owned-subsidiary of ANDX (“GP Merger Sub”). Pursuant to the Merger Agreement, (1) LP Merger Sub will merge with and into WNRL (the “Merger”), with WNRL continuing as the surviving entity and a wholly-owned subsidiary of ANDX, and (2) GP Merger Sub will merge with and into WNRL GP (the “GP Merger” and, together with the Merger, the “Mergers”), with WNRL GP continuing as the surviving entity and a wholly-owned subsidiary of ANDX.

As previously announced, the completion of the Mergers is subject, among other conditions, to the delivery of written consents representing the affirmative vote or consent of holders of at least a majority of the outstanding WNRL common units. The board of directors of WNRL GP set September 28, 2017 as the record date (the “Record Date”) for determining holders of WNRL common units entitled to execute and deliver written consents with respect to the approval of the Merger Agreement and the Mergers. As of the close of business on the Record Date, there were 61,032,791 WNRL common units outstanding and entitled to vote with respect to the Merger Agreement and the Mergers and with respect to certain compensation that may be paid or become payable to WNRL’s named executive officers in connection with the Mergers (the “Non-Binding Compensation Advisory Proposal”).

Also on September 28, 2017, certain affiliates of Andeavor, which beneficially own a majority of the outstanding WNRL common units, delivered a written consent adopting and approving in all respects the Merger Agreement and the transactions contemplated thereby, and approving the Non-Binding Compensation Advisory proposal. The delivery of this consent was sufficient to adopt the Merger Agreement and approve the acquisition by ANDX of WNRL without the receipt of written consents from any other holder of WNRL common units.

The deadline for the consent solicitation expired at 5:01 p.m. (prevailing Eastern Time), on October 27, 2017. A summary of the voting results for the following proposals is set forth below:

1.	Approval of the Mergers and adoption and approval of the Merger Agreement and the transactions contemplated thereby.

Votes Approving	Votes Disapproving	Votes Abstaining
47,138,613	26,563	782,808

2.	Approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to WNRL’s named executive officers in connection with the Mergers.

Votes Approving	Votes Disapproving	Votes Abstaining
46,997,508	125,474	824,997

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING LOGISTICS, LP
By:	Western Refining Logistics GP, LLC, its general partner

By:	/s/ Blane W. Peery
Name: Blane W. Peery Title: Vice President and Controller

Date: October 27, 2017